EXHIBIT 21

                   SUBSIDIARIES OF REGISTRANT


Registrant  has  no parent; see proxy statement for  Registrant's
principal   shareholders.    The   following   are   Registrant's
subsidiaries which are included in the consolidated financial statements:





          Name of Subsidiary                   State or Other
    (Each Owned 100% by Registrant              Jurisdiction
     Except as Otherwise Stated)                     of
                                               Incorporation


    Castle Concrete Company                       Colorado
    Continental Catalina, Inc.*                   Arizona
    Continental Copper, Inc.                      Arizona
    Continental Quicksilver, Inc.                 Idaho
    Continental Uranium, Inc.                     Colorado
    Edens Industrial Park, Inc.                   Illinois
    Phoenix Manufacturing, Inc.                   Arizona
    ProSoft International, Inc.**                 Colorado
    Transit Mix Concrete Co.                      Colorado
    Transit Mix of Pueblo, Inc.                   Colorado
    Williams Furnace Co.                          Delaware




 * owned by Continental Copper, Inc.

 **owned by Transit Mix Concrete Co.